                             CONFIDENTIAL TREATMENT

                                  Exhibit 10.35
                                License Agreement

                                                          CONFIDENTIAL TREATMENT


                     LICENSE AGREEMENT FOR SOFTWARE PRODUCTS
                                     BETWEEN
                       ISLAND PACIFIC SYSTEMS CORPORATION
                                       AND
                                TOYS "R" US, INC.


INSTALLATION ADDRESS:                       461 From Road
                                            Paramus, New Jersey  07652-3524


         Island Pacific Systems Corporation is hereafter called "Island Pacific" and Toys "R" Us, Inc. is hereafter called "Customer". Island Pacific agrees to provide and Customer agrees to license the software products listed in Attachments A (the "Software Products") and related materials thereto, subject to the following terms and conditions:

         1.       EFFECTIVE DATE AND LICENSE TERM:

                  (a) The effective date of this License Agreement shall be the date this document has been executed and delivered by both Island Pacific and Customer.

                  (b) The license granted herein for the Software and for each Software Product shall commence on the effective date of this License Agreement and shall continue indefinitely unless otherwise terminated as provided herein.

         2.       LICENSE:

                  (a) Island Pacific grants to Customer a perpetual, worldwide, non-exclusive right and license (the "License") to use the Software and the Software Products and to sublicense the use of the Software and the Software Products to its Affiliates and Licensed Parties (each of Customer's Affiliates and Licensed Parties shall be referred to hereafter individually as a "Sublicensee" and collectively, as the "Sublicensees").

                  (b) For purposes of this License Agreement, the following definitions apply:

                           (i) "Affiliate" means any person or entity that (i)
controls, or is under common control with, or is controlled by, Customer, or
(ii) has entered into an agreement with Customer, including without limitation a joint venture agreement, for the purpose of conducting Licensed Toys "R" Us Operations. As used in this definition, "control" means an equity ownership of at least fifty percent.

                           (ii) "Release" means a version of Island Pacific
program products that incorporates all Corrective Service Requests and product enhancements into the base products since the cut-off date of the previous version of the software.

                           (iii) "Corrective Service Request" (CSR) means
program changes performed by Island Pacific to an Island Pacific Release after a Release has been made generally available to Island Pacific customers.

                           (iv) "Licensed Party" means any entity who has
entered into a license agreement with Customer to conduct retail operations using the "Toys "R" Us" brand name, or any other store name or trade name used by Toys "R" Us or an Affiliate, whether in English or a different language ("Licensed Toys "R" Us Operations").

                                       1
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                                                          CONFIDENTIAL TREATMENT


                           (v) "Software" means all software components
developed by or licensed to Island Pacific relating to the Software Products, including without limitation those specified in the Documentation (as defined in Paragraph 7 hereof).

                  (c) Before Island Pacific Software Products are installed at a Sublicensee's location, the Affiliate or Licensed Party will be required to sign a separate agreement, in substantially the form of Exhibit A, which will be agreed upon and attached hereto within 30 days following the date hereof, that protects Island Pacific's trade secrets and copyrights. Each such Sublicensee shall also agree to use the Software only in connection with its Licensed Toys "R" Us Operations.

                  (d) Upon Customer's request, Island Pacific will ship Software Products to Customer's Installation Address only, as indicated above or as later modified by notice from Customer to Island Pacific. Island Pacific will not be responsible for the shipment or distribution of Software Products to Customer's multiple locations. Customer will be responsible for paying all taxes, tariffs and duties related to the distribution and shipment of Island Pacific Software Products to its multiple locations. Island Pacific represents and warrants that, to the best of Island Pacific's knowledge, exportation of the Software and the Software Products by Customer will not violate any laws, rules or regulations of the United States.

                  (e) Customer and its Sublicensees may install the Software on as many IBM AS/400 CPUs and successor AS/400 CPUs (collectively, the "Specified CPUs") for use by an unlimited number of users at as many locations as Customer and its Sublicensees desire to support the business operations of (i) Customer and (ii) its Sublicensees' Licensed Toys "R" Us Operations. Island Pacific represents and warrants that, as of the date of this Agreement, all program products listed in Attachments A will operate on any IBM AS/400 RISC level processor with an operating system level of version 4, release 2, or above. Island Pacific will notify Customer in writing of any material changes to the Specified CPUs promptly upon becoming aware of such change. In addition, Island Pacific will support each Release on its Specified CPU for at least two years after written notification to Customer that the Release is available for delivery to Customer.

                  (f) The License granted in Paragraph 2(a) above includes the right to hold a reasonable number of back-up copies of the Software at any given time, reasonably consistent with Customer's normal back-up policies. In order to protect Island Pacific's trade secrets and copyrights in each Software Product, Customer agrees to reproduce and incorporate Island Pacific's copyright notice, as it appears below, in any copies or modifications made by Customer , including partial copies in any form.

     -----------------------------------------------------------------------
      Program property of Island Pacific. This work contains trade secrets deemed valuable and proprietary to the owner. Unauthorized use is prohibited. Copyright (C) Island Pacific. All rights reserved.
     -----------------------------------------------------------------------

         3.       USE AND MODIFICATION:

                  (a) Island Pacific will not be responsible for any Software problems resulting solely and directly from (i) Customer modifications to the Software, (ii) incompatibility of any equipment not specified as compatible by Island Pacific, or (iii) any Software Product, future Software Product release or any modifications, changes or copies thereof not being installed by Island Pacific or its authorized agents. Island Pacific's trade secret and copyright rights will continue to exist in each Software Product. Customer agrees to incorporate the copyright notice as found in Paragraph 2(f).

                  (b) Any modification or enhancement developed by Island Pacific at Customer's request, whether for a fee or not, becomes part of the Software and as such is the property of Island Pacific. Island Pacific's trade secret and copyright rights will continue to exist in each Software Product. Customer agrees to incorporate the copyright notice as found in Paragraph 2(f).

                                       2
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                                                          CONFIDENTIAL TREATMENT


         4.       FEES AND CHARGES:  (SEE ATTACHMENTS A)

                  [***]

         5.       PROPRIETARY RIGHTS:

                  (a) Each Software Product and all copies thereof are the property of Island Pacific. All applicable proprietary and intellectual property rights, copyrights, trademarks and trade secrets in the Software are and will remain with and in Island Pacific. Except as contemplated herein, Customer shall not sell, transfer, publish, disclose, display or otherwise make available any Software Products or copies thereof to others, with the exception of consultants or contractors hired by Customer to assist in the implementation or operation of the products. Customer agrees to secure and protect Island Pacific's trade secrets and copyright rights in each Software product and copies thereof in a manner consistent with the protection of its own confidential materials, and in any event take reasonable steps and to take appropriate action by instruction or agreement with its employees or agents who are permitted access to each Software Product or copies thereof to satisfy its obligations hereunder.

                  (b) Customer understands that the Software Products are protected by a security program (the "Security Program") that will render them unusable if Customer violates the conditions of this License Agreement or tampers with the Security Program. Customer further understands that in the event of such a violation, Island Pacific must be contacted to restore access to the Software. Island Pacific will use its best efforts to send customer, within one full business day of notification from Customer, a new key that will provide access to the Software to any location of Customer or any of its Sublicensees.[***]

         6.       INDEMNIFICATION:

                  Each party agrees to indemnify, defend and hold the other (and in the case of Island Pacific's indemnification of Customer, Customer's Sublicensees are also indemnified), and their respective officers, shareholders, directors, employees and representatives, harmless from any third party loss, claim, liability or damage to person or property arising out of this License Agreement or Customer's or any Sublicensee's possession or use of the Software Products, or the services provided in connection therewith, which is directly or indirectly caused by (i) the breach of any representation or warranty contained herein by such party, or (ii) the negligence or intentional misconduct of such party. This indemnity will survive indefinitely the termination of this License Agreement. Nothing in this paragraph shall be construed to change the effect of the provisions of paragraphs 10 and 11 below.

         7.       DOCUMENTATION:

                  (a) The documentation (the "Documentation") to be provided by Island Pacific to Customer promptly upon execution of this License Agreement and thereafter as new releases of the Software occur, shall include:

                           (i) a reference manual for each Software Product
containing:

[***] = Confidential Treatment Requested

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                                                          CONFIDENTIAL TREATMENT


                                    (A) system introduction and overview of
applications including, without limitation, a reasonably detailed description of all of the functions performed by the applicable Software Product, broken down by module;

                                    (B) samples of all menus used for
application access;

                                    (C) step by step instruction in the
operation of each application and all enhancements thereto;

                                    (D) explanations and examples of the retail
merchandising terms and theory used in the system, including the formulas used by the system to calculate the values presented on reports and screen inquiries;

                                    (E) instructions allowing Customer and its
Sublicensees to personalize options allowed by the system; and

                                    (F) instructions allowing Customer and its
Sublicensees to develop and implement a plan of secured access to menus and applications.

                           (ii) a logic manual describing the purpose and
inter-relationship of and between all programs and data base files used by each Software Product.

                           (iii) the source code for all programs and data
descriptions used in each Software Product, with the exception of Island Pacific's Security Program, in machine readable form. Island Pacific will furnish to Customer the source code for the Security Program in machine readable form, or will disable the Security Program, at Customer's option, in each case without charge, immediately if Island Pacific ceases to operate its business in the ordinary course or, except where Customer is in breach of any material obligation under this Agreement and has failed to cure such breach within the applicable cure period, if Island Pacific withholds or restricts access to the Software by Customer or its Sublicensees for [***] business days following notification in writing by Customer. Concurrently with execution of this License Agreement, Island Pacific shall place the source code for the Security Program in escrow with an independent third party pursuant to an escrow agreement substantially in the form of Exhibit B, which will be agreed upon and attached hereto within 30 days following the date hereof, pursuant to which such escrow agent shall release such source code to Customer upon Customer's request should Island Pacific cease to operate in the ordinary course or, except where Customer is in breach of any material obligation under this Agreement and has failed to cure such breach within the applicable cure period, if Island Pacific withholds or restricts access to the Software by Customer or its Sublicensees for [***] business days following notification in writing by Customer.

                  (b) Title to all documents and all applicable proprietary and intellectual property rights, copyrights, trademarks and trade secrets and all Documentation and the information contained therein shall remain with Island Pacific. Customer agrees to:

                           (i) secure and protect the confidentiality of Island
Pacific's confidential documentation furnished to Customer in a manner consistent with the security and protection of Customer's own confidential property;

                           (ii) not copy such documentation in whole or in part
except for Customer's own use or for its Sublicensees' use;

                           (iii) use such documentation only in Customer's
business and its Sublicensees' Licensed Toys "R" Us Operations; and

[***] = Confidential Treatment Requested

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                                                          CONFIDENTIAL TREATMENT


                           (iv) not sell, transfer or otherwise make such
documentation available to others, except its Sublicensees.

                  (c) Notwithstanding the foregoing, the obligations set forth in Paragraph 7(b) will not apply to any information or data which:

                           (i) is in or comes into the public domain other than
by reason of a breach of the obligations imposed in Paragraph 7(b), or

                           (ii) is independently developed by Customer or any of
the Sublicensees without the use of Island Pacific's confidential information or,

                           (iii) is obtained from a third party who Customer
reasonably believes is lawfully authorized to disclose it, or

                           (iv) was in Customer's or a Sublicensee's possession
prior to receipt of the information from Island Pacific, or

                           (iv) is required to be disclosed by law or legal
process.

         8.       PRODUCT SUPPORT AND ENHANCEMENTS:

                  (a) Island Pacific hereby offers Customer software product support and enhancement services for the Software Products described in Attachments A pursuant to a Services Agreement (the "Services Agreement") in the form attached hereto as Exhibit C, and Customer shall have the option of subscribing to these services.

                  (b) Subject to Paragraph 8(e) hereof, the charge for such services shall be [***] (c) Product support and enhancement services to be provided by Island Pacific to Customer under the Services Agreement shall include, but not be limited to:

                           (i) telephone access from Customer's centralized
location to the Island Pacific support "Hotline" during published support hours regarding the installation, use of and suspected problems with the Software; and

                           (ii) one production copy of the object code and
applicable source code pursuant to the provisions herein for each new release of each Software Product.

                  (d) Telephone support, including the reporting and correction of suspected problems with the Software will be available for the current and one previous published Release of each Software Product. Telephone support services will be provided to a single centralized location of Customer only and may not be used by all of Customer's locations unless separate support charges are paid by Customer for each location.

                  (e) Subject to the provisions of Paragraph 8(b) hereof, Island Pacific reserves the right to change the fees charged for the support services under the Services Agreement after having given[***]written notice to Customer. Increases can be no more than [***]of the then published price of the Software Products covered in Attachments A per contract year, and the maximum aggregate fees under the Services Agreement while it is in effect will equal [***]of the published price then in effect for the Software Products then being serviced for Customer by Island Pacific. In addition, the maximum support fees for centralized support specified in the Services Agreement shall not increase by

[***] = Confidential Treatment Requested

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                                                          CONFIDENTIAL TREATMENT


more than, [***] Island Pacific reserves the right, after having given written notice, to immediately withdraw product support services from Customer for non-payment of any undisputed Island Pacific invoice that has become more than thirty days past due, if Customer does not pay such invoice within [***] after receipt of such written notice.

         9.       TERMINATION:

                  (a) If either party fails to comply with any of its material obligations hereunder, and after the non-breaching party has given written notice of its intent to terminate this License Agreement, such party may, after having given the other party thirty days from receipt of such default notice to remedy its default, terminate this License Agreement. The remedy of termination is in addition to, and not in limitation of, any other rights of the non-breaching party under this License Agreement, at law or in equity.

                  (b) Within thirty days of termination of this License Agreement for any reason other than a breach of this License Agreement by Island Pacific, Customer:

                           (i) will return to Island Pacific each Software
Product and related Documentation in the form provided by Island Pacific, or as modified by Customer, and all copies in whole or in part made by Customer; or

                           (ii) will upon written request from Island Pacific,
destroy each Software Product and related documentation in the form provided by Island Pacific, or as modified by Customer, and all copies in whole or in part made by Customer and certify in writing that they have been destroyed.

         10.      LIMITATION OF REMEDY:

                  In no event will either party be liable to the other for any indirect, remote, consequential or special damages arising out of (a) this License Agreement, (b) the use of any Software, Software Products or Documentation, or (iii) the services provided under this License Agreement. Notwithstanding the foregoing, in the event of Customer's willful breach of Paragraph 5(a) hereof, Island Pacific shall be entitled to compensation [***]

         11.      WARRANTIES:

                  (a) Island Pacific represents and warrants that it has full power and authority to grant the rights granted herein without the consent of any other party, and that the use of the Software and the Software Products will not violate or infringe upon any copyright, trade secret or other intellectual property right of any person or entity, and Island Pacific shall, and hereby does, indemnify, defend and hold Customer and its Sublicensees, and their respective officers, directors, employees, shareholders and representatives, harmless from and against any loss, claim, cost, liability and expense including, but not limited to, attorneys' fees and disbursements, arising from any breach of this warranty.

                  (b) Island Pacific represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is entitled to own or lease its assets and properties and to carry on its business as presently conducted; (ii) it has the corporate power and authority to execute, deliver and perform this License Agreement and the execution, delivery and performance of this License Agreement by Island Pacific have been duly authorized by all necessary corporate action; and (iii) this License Agreement has been duly executed and delivered by Island Pacific and constitutes the legal, valid and binding obligation of Island Pacific enforceable against Island Pacific in accordance with its terms.

                  (c) Island Pacific shall use its best efforts to remedy any reported critical defect within [***] of notice thereof from Customer.[***] A "critical defect" is a defect that adversely affects normal use or functionality

[***] = Confidential Treatment Requested

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                                                          CONFIDENTIAL TREATMENT


of any Software or Software Product. For purposes of this Paragraph 11(c), "normal use or functionality" shall mean the program products will perform substantially in accordance with the Documentation as defined in Paragraph 7.[***]
                  (d) Island Pacific represents and warrants that it owns all of the rights, title and interest in and to the Software and the Software Products, and that the Software has been and will be produced in accordance with all applicable laws, rules and regulations.

                  (e) EXCEPT AS PROVIDED IN THIS LICENSE AGREEMENT OR THE SERVICES AGREEMENT, INCLUDING ANY ATTACHMENTS OR EXHIBITS HERETO OR THERETO, THERE ARE NO EXPRESSED OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NOT SPECIFIED HEREIN RESPECTING THIS LICENSE AGREEMENT AND THE SOFTWARE PRODUCTS, DOCUMENTATION AND SERVICES PROVIDED.

                  (f) The Island Pacific Software Products identified in Attachment As, and the Software systems as a whole (including all interface files, screen interfaces, reports, transactions interfaces, database files, utilities, peripheral programs and applications included in the current Software Products and New Releases (collectively, the "System") are tested and guaranteed year-2000 compliant. Island Pacific further represents and warrants that the System and all software supporting its business operations:

                           (i) handle and will handle properly date information
before, during and after January 1, 2000, including but not limited to handling of February 29, 2000, accepting date input, providing date output, and performing calculations on dates or portions of dates;

                           (ii) function and will function accurately and
without interruption before, during and after January 1, 2000, without any change in functionality associated with the advent of January 1, 2000 (the "Millennium Date Change");

                           (iii) respond and will respond to two-digit year date
input in a way that avoids any ambiguity as to the applicable century; and

                           (iv) store and provide and will store and provide
output of date information in ways that are unambiguous as to century;

                           (v) do not contain time and date codes or internal
programs that will be impacted by the Millennium Date Change, and all current time and date codes and programs contained in the Software Products will operate during the term of this License Agreement and continue to operate beyond the Millennium Date Change at least at the same level of functionality as would otherwise be provided in the absence of a Millennium Date Change.

                  (g) If the System is found to be out of compliance with any of the criteria set forth in clauses (i) through (v) above (the "Y2K Criteria"), such that normal use or functionality of any of the Software or Software Products is adversely affected, Island Pacific will remedy the problem immediately, and entirely at it's own expense (including any incidental upgrade or conversion costs).

                  (h) If any part of the System is found to be out of compliance with the Y2K Criteria, but such non-compliance does not adversely affect the normal use or functionality of the Software or Software Products, Island Pacific will fix the discrepancy or provide equivalent functionality at no cost to Customer. Such a discrepancy will be fixed or replaced within 10 business days at no cost to Customer.

                  (i) If Island Pacific cannot make the entire system fully compliant within the periods of time set forth above, then Customer may elect to rescind this entire License Agreement or this License Agreement only as it

                                       7
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                                                          CONFIDENTIAL TREATMENT


relates to the affected Software, return the affected Software, and receive a complete and immediate cash refund of all fees paid to Island Pacific since the execution of this License Agreement relating to the affected Software. This remedy is in addition to, and not in limitation of, any other remedies Customer may have hereunder, at law or in equity.

                  (j) If use of one or more of the Software Products or the Software infringes upon any copyright, trade secret or other intellectual property right of a third party, Island Pacific, as quickly as is reasonable under the circumstances, will at its sole cost and expense, either (i) acquire for Customer the right to continue to use the Software Products and Software in accordance with the terms hereof, (ii) provide Customer with another software product which will perform in an equivalent manner, so as to permit Customer to continue to operate its business in an equivalent manner or, (iii) if one of the foregoing does not occur within a reasonable period of time, in no event longer than fifteen days, then Customer shall have the right to terminate this License Agreement as to the affected Software and receive full reimbursement of all fees paid to Island Pacific relating to the Affected Software. This remedy is in addition to, and not in limitation of, any other remedies Customer may have hereunder, at law or in equity.

                  (k) Customer represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is entitled to own or lease its assets and properties and to carry on its business as presently conducted; (ii) it has the corporate power and authority to execute, deliver and perform this License Agreement and the execution, delivery and performance of this License Agreement by Customer have been duly authorized by all necessary corporate action, and
(iii) this License Agreement has been duly executed and delivered by Customer and constitutes the legal, valid and binding obligation of Customers enforceable against Customer in accordance with its terms.

                  (l) The representations and warranties contained in this License Agreement and in the Services Agreement shall indefinitely survive the expiration or termination of this License Agreement and the Services Agreement.

         12.      INSURANCE:

                  (a) Island Pacific shall maintain, during the term of this License Agreement, insurance of the following types and in the following amounts: commercial general liability insurance (including contractual liability) on an occurrence form with limits (in combination with excess liability insurance) of [***] per occurrence combined single limit and [***] in the aggregate and workers compensation coverage as dictated by applicable law. Toys "R" Us will be added as an additional insured. Upon the execution of this License Agreement and annually thereafter, Island Pacific shall furnish Customer with an insurance certificate relating to the commercial general liability insurance and indicating that such insurance will not be canceled, terminated or modified unless thirty (30) days prior written notice has been given by the carrier to Customer and that Client is included as an additional insured.

                  (b) The carrier(s) issuing the policies required hereunder shall be rated [***] or better by Bests.

                  (c) [***].

         13.      GENERAL:

                  (a) This License Agreement may:

                           (i) be assigned by Customer to any Affiliate.

[***] = Confidential Treatment Requested

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                                                          CONFIDENTIAL TREATMENT


                           (ii) be assigned to any party in connection with a
merger, reorganization, or sale of substantially all of the assets of such party.

                           (iii) not otherwise be assigned, in whole or in part,
by Customer or Island Pacific, without the written consent of the other party, and such consent will not be unreasonably withheld.

                  (b) Customer may return any Software Product for any reason for a period of seven months after the date of shipment of all of the Software Products to Customer, and receive full refund of all software license fees paid to Island Pacific. Such refund will be made to Customer within thirty days after the Software Products are returned. Customer recognizes and agrees that this return policy is not a warranty and does not alter the provisions or effect of Paragraph 11 above.

                  (c) This License Agreement may be amended only in writing if executed by both Customer and Island Pacific.

                  (d) This License Agreement is governed by the laws of the state of New Jersey, without reference to its conflict of laws provisions.

                  (e) This License Agreement represents the entire agreement between the parties and supersedes all prior oral and written proposals and communications.

                  (f) No waiver of any party's rights hereunder shall be effective unless in writing and signed by such party and each waiver shall extend only to the specific instance involved and shall not impair a party's rights in any other respect at any other time.

                  (g) If any paragraph, clause or provision of this License Agreement is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only such paragraph, clause or provision so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this License Agreement.

                  (h) This License Agreement may be executed in counterparts each of which shall be an original and all of which taken together shall constitute one and the same document.

                  (i) This License Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (j) Neither party shall use the name, logos, service marks, trademarks and identity of the other (and Island Pacific shall not use those of Customer's Sublicensees) in publicity, advertising, or any similar activity, without the prior written consent of the other. Island Pacific may include Customer's name only on its list of customers [***], unless otherwise agreed by Customer.

                  (k) All notices, consents and other communications given pursuant to, or required by, this License Agreement shall be in writing and either: (i) personally delivered; (ii) sent by prepaid registered mail; (iii) sent by recognized overnight courier, or; (iv) sent by facsimile transmission (with a copy sent by registered mail to follow), to the parties at their address set forth below:

               If to Island Pacific to:  Island Pacific Systems Corporation
                                         19800 MacArthur Blvd., 12th Floor
                                         Irvine, CA 92612-2441
                                         Fax No.: 949-476-0177
                                         Attn: Todd Hammett

[***] = Confidential Treatment Requested

                                       9
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                                                          CONFIDENTIAL TREATMENT


               If to Customer to:        Toys "R" Us, Inc.
                                         461 From Road
                                         Paramus, New Jersey  07652-3524
                                         Fax No.:  (201) 262-8060
                                         Attn: Bruno Roqueplo,
                                               Senior Vice President of Finance
                                               and Administration (CFO)

                                         with a copy to the
                                         attention of the General
                                         Counsel at the same address

or to such other address as the party to receive the notices, consents or other communications may from time to time designate in writing to the other.

                  (l) The captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this License Agreement.

         14.      COSTS AND ATTORNEY'S FEES:

                  If any party to this License Agreement must bring suit to protect its rights or enforce the terms and conditions of this License Agreement, the prevailing party is entitled to all costs and reasonable attorneys' fees approved by the court.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

DATED: ______________________


                  TOYS "R" US, INC


                  BY:  ________________________________________________
                       BRUNO ROQUEPLO, SENIOR VICE PRESIDENT OF FINANCE
                          AND ADMINISTRATION (CFO)


                  ISLAND PACIFIC SYSTEMS CORPORATION


                  BY:  ________________________________________________
                       TODD HAMMETT
                       CHIEF FINANCIAL OFFICER

                                       10